UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2007

PANACOS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a)	Not applicable.

(b)	Not applicable.

(c) This Amendment No. 1 to the Current Report on Form 8-K filed by Panacos Pharmaceuticals, Inc. (“Panacos” or the “Company”) on September 25, 2007 is being filed solely for the purpose of providing additional information with respect to the appointment of Robert B. Pelletier, the Company’s Vice President, Finance, as the Company’s Acting Principal Accounting Officer. In connection with assuming the responsibilities of Acting Principal Accounting Officer, Mr. Pelletier will be paid an increased salary of $233,420 per annum applicable for such period that he has been, and continues to be, Acting Principal Accounting Officer. This salary adjustment is effective as of September 24, 2007.

(d)	Not applicable.

(e) Disclosure provided above under Item 5.02(c) is incorporated herein by reference.

(f)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.

Dated: October 2, 2007

By:  /s/  Alan W. Dunton

        Alan W. Dunton, M.D.

        President and Chief Executive Officer